Exhibit 10.16

THE INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM. THESE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH INTERESTS UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

LIMITED LIABILITY COMPANY AGREEMENT
OF
VIVAVENTURES UTS I, LLC,
a Delaware limited liability company

This Limited Liability Company Agreement (this “Agreement”) is effective as of September 24, 2015 by and among VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation (“VVMCI”), as a Member (as defined below herein) and as the Manager (as defined below herein), and such other Persons who have been or may be admitted to the Company from time to time as Members (as defined below herein) and set forth in Exhibit A hereto (all of the foregoing (including VVMCI) together, collectively, the “Members” and each of them, individually, a “Member”). Certain capitalized terms used herein have the meanings set forth in Section 2.

1.       ORGANIZATION

1.1       General. VivaVentures UTS I, LLC (the “Company”) was formed as a Delaware limited liability company by the execution and filing of the Certificate of Formation with the Delaware Secretary of State in accordance with the Act, and the rights and liabilities of the Members shall be as provided in the Act, as may be modified in this Agreement. In the event of a conflict between the provisions of the Act and the provisions of this Agreement, the provisions of this Agreement shall prevail unless the Act specifically provides that a Limited Liability Company Agreement may not change the provision in question.

1.2       Business Purpose. The Company may engage in any business in which a Delaware limited liability company may engage, except that the Company shall not engage in the trust company business or in the business of banking or insurance; provided, however, that, as of the effective date of this Agreement, the Company’s sole and exclusive purpose shall be to enter into a Royalty Agreement (the “VV Energy Group Royalty Agreement”) with VIVAVENTURES ENERGY GROUP, INC., a Nevada corporation (“VV Energy Group”), and be entitled to collect payments from VV Energy Group pursuant to and in accordance with the VV Energy Group Royalty Agreement.

1.3       Name and Address of Company. The business of the Company shall be conducted under the name “VivaVentures UTS I, LLC”. The principal executive office of the Company shall be at the address determined from time to time by the Manager.

1.4       Term. The term of this Agreement shall be perpetual unless sooner terminated as provided in this Agreement.

1.5       Required Filings. The Manager shall cause to be executed, filed, recorded and/or published such certificates and documents as may be required by this Agreement or by law in connection with the formation and operation of the Company.

1.6       Registered Agent. The Company’s initial registered agent shall be as provided in the Certificate of Formation. The registered agent may be changed from time to time by the Manager by causing the filing of the name of the new registered agent in accordance with the Act.

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1.7       Tax Status. The Members intend that the Company be treated as a partnership for federal and state income tax purposes. Accordingly, this Agreement shall be construed in a manner consistent with the Company’s classification as a partnership for federal and state income tax purposes at all times. Neither the Company nor any Member shall take any action inconsistent with such classification.

2.       DEFINITIONS

For purposes of this Agreement, the terms defined herein below shall have the following meanings unless the context clearly requires a different interpretation:

2.1       “Act” means the Delaware Limited Liability Company Act, as codified in the Delaware Code Annotated, Title 6, Sections 18-101 et seq., as the same may be amended from time to time, and including any successor statute of similar import.

2.2       “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a)                Credit to such Capital Account amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)                Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

2.3       “Affiliate” means, with respect to any person or entity: (a) any person or entity directly or indirectly controlling, controlled by or under common control with such person or entity; (b) any person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities or beneficial interests of such person or entity; (c) any officer, director, general partner, manager or trustee of, or anyone acting in a substantially similar capacity as to, such person or entity; (d) any person or entity who is an officer, director, general partner, manager, trustee or holder of ten percent (10%) or more of the voting securities or beneficial interests of any of the foregoing; and (e) any person or entity related to such person or entity within the meaning of Code Section 267(b). Notwithstanding the foregoing, VV Energy Group shall not be considered an Affiliate of the Company.

2.4       “Agreement” means this Limited Liability Company Agreement of the Company, as the same may be amended from time to time.

2.5       “Assignee” means a Person who has acquired Units in the Company from a Member or an Assignee but who is not a Substituted Member.

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2.6       “Capital Account” of a Member means the capital account of that Member determined from the inception of the Company strictly in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations. In accordance with that Section of the Treasury Regulations, a Member’s Capital Account shall be equal to the amount of money contributed by such Member and the initial Gross Asset Value of any property contributed by such Member, increased by (a) allocations of Net Income to such Member and (b) the amount of Company liabilities assumed by such Member or that are secured by any property distributed to such Member, and decreased by (v) the amount of money distributed to such Member, (w) the Gross Asset Value of any property distributed to such Member by the Company, (x) such Member’s share of expenditures of the Company described in Section 705(a)(2)(B) of the Code (including, for this purpose, losses that are nondeductible under Section 267(a)(1) or Section 707(b) of the Code), (y) the Net Loss allocated to such Member and (z) the amount of liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company. In addition, the Capital Accounts of Members may be adjusted by the Manager to reflect a revaluation of Company assets pursuant to subsection (b) or (c) of the definition of Gross Asset Value. The Capital Account of a Member shall be further adjusted as required by Section 1.704-1(b)(2)(iv) of the Treasury Regulations. To the extent that anything contained herein is inconsistent with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, the Treasury Regulations shall control. The Capital Account of an Assignee shall be the same as the Capital Account of the Member from whom such Assignee acquired its interest, as further adjusted pursuant to this definition of Capital Account.

2.7       “Capital Contributions” means the total of all cash contributions and property contributions to the capital of the Company by the Members as provided in Section 3.2.

2.8       “Certificate of Formation” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, as the same may be amended from time to time.

2.9       “Class A Units” means Units that have voting power pursuant to this Agreement. Except as otherwise provided in this Agreement or as otherwise required by applicable law, Members holding Class A Units will be entitled to one (1) vote per Class A Unit on all matters to be voted on by the Members holding Class

A Units.

2.10       “Class B Units” means Units that have no voting power pursuant to this Agreement. Except as otherwise provided in this Agreement or as otherwise required by applicable law, Members holding Class B Units will not be entitled to vote on any matter except to the extent otherwise required under the Act.

2.11       “Code” means the Internal Revenue Code of 1986, as amended to date, or corresponding provisions of subsequent superseding revenue laws.

2.12       “Company” means the limited liability company created pursuant to the Certificate of Formation as governed by this Agreement.

2.13       “Company Minimum Gain” with respect to any taxable year of the Company means the “partnership minimum gain” of the Company computed strictly in accordance with the principles of Section l.704-2(d) of the Treasury Regulations.

2.14       “Distributable Cash” means the amount of cash received by the Company from operations and the sale of Company assets, less all expenses attributable thereto and less amounts set aside for reasonable reserves, contingencies and anticipated obligations, each as determined by the Manager.

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2.15       “Distributable Cash from Capital Events” means Distributable Cash attributable to any (i) merger, consolidation or other form of entity reorganization (other than a merger effected exclusively for the purpose of changing the domicile of the entity) in which the Members immediately before such merger, consolidation or reorganization (and before any acquisition of equity interests of the Company effected in connection with such merger, consolidation or reorganization) own less than fifty percent (50%) of the Company’s voting power (or, if the Company is not the surviving entity, less than fifty percent (50%) of the voting power of the surviving entity in such consolidation, merger or reorganization) immediately after such merger, consolidation or reorganization or (ii) sale, lease, license, transfer or other disposition of the assets of the Company other than in the ordinary course of business.

2.16       “Distributable Cash from Operations” means Distributable Cash (a) received by the Company from ordinary operations or (b) that is not Distributable Cash from Capital Events, as determined by the Manager in its commercially reasonable discretion.

2.17       “Distributions” means any cash (or property to the extent applicable) distributed to the Members or Assignees arising from their ownership of Units.

2.18       “Economic Risk of Loss” means the “economic risk of loss” within the meaning of Section 1.752-2 of the Treasury Regulations.

2.19       “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

(b)                The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company; provided, however, that the adjustments pursuant to the preceding clauses (i), (ii) and (iv) shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)                 The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Manager; and

(d)                The Gross Asset Value of Company assets shall be increased (or decreased) to reflect adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Manager determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) of this Section defining “Gross Asset Value,” then such Gross Asset Value thereafter shall be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

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2.20       “Indemnitees” has the meaning given to such term in Section 14.1.

2.21       “Majority in Interest of the Members Holding Class A Units” means those Members holding more than fifty percent (50%) of the total number of issued and outstanding Class A Units from time to time.

2.22       “Manager” means the Person appointed or elected as the Manager pursuant to Section 5.

2.23       “Member” means any Person admitted to the Company as a Member or Substituted Member and who has not ceased to be a Member.

2.24       “Member Nonrecourse Debt” means liabilities of the Company treated as “partner nonrecourse debt” under Section 1.704-2(b)(4) of the Treasury Regulations.

2.25       “Member Nonrecourse Deductions” means in any Company fiscal year the Company deductions that are characterized as “partner nonrecourse deductions” under Section 1.704-2(i)(2) of the Treasury Regulations.

2.26       “Net Income” and “Net Loss” means the net book income or loss of the Company for any relevant period. The net book income or loss of the Company shall be computed in accordance with federal income tax principles (i) under the method of accounting elected by the Company for federal income tax purposes, (ii) as applied without regard to any recharacterization of transactions or relationships that otherwise might be required under such tax principles and (iii) as otherwise adjusted pursuant to the following provisions. The net book income or loss of the Company shall be computed, inter alia, by:

(a)                including as Net Income or Net Loss, as appropriate, any adjustment to the Gross Asset Value of any Company asset pursuant to subsection (b) or (c) of Section 2.18 defining “Gross Asset Value”;

(b)                including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for federal income tax purposes;

(c)                 including as a deduction when paid or incurred (depending on the Company’s method of accounting) all amounts used to organize the Company or to promote the sale of (or to sell) Units, except that amounts for which an election is properly made by the Company under Section 709(b) of the Code shall be accounted for as provided therein;

(d)                including as a deduction or loss losses incurred by the Company in connection with the sale or exchange of property, notwithstanding that such losses may be disallowed to the Company for federal income tax purposes under the related party rules of Code Sections 267(a)(1) or 707(b) or otherwise;

(e)                 calculating the gain or loss on disposition of Company assets and the depreciation, amortization or other cost recovery deductions, if any, with respect to Company assets by reference to their Gross Asset Value rather than their adjusted tax basis;

(f)                 excluding any gain or income specially allocated under Sections 4.4(e), 4.5 and 4.6; and

(g)                excluding Nonrecourse Deductions.

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2.27       “Net Income, Net Loss and Nonrecourse Deductions Attributable to Operations” means the Net Income, Net Loss and Nonrecourse Deductions of the Company that are attributable to the normal operations of the Company and not to dispositions of assets of the Company that are capital in nature, as determined by the Manager in its discretion. For the purpose of clarity, any book income or loss resulting from a revaluation of a Company asset that is capital in nature shall not be considered attributable to the normal operations of the Company.

2.28       “Nonrecourse Deductions” in any fiscal year means the amount of Company deductions that are characterized as “nonrecourse deductions” under Section 1.704-2(b)(1) of the Treasury Regulations.

2.29       “Nonrecourse Liabilities” means the liabilities of the Company treated as “nonrecourse liabilities” under Section 1.752-1(a)(2) of the Treasury Regulations.

2.30       “Percentage Interest” means, with respect to each Member, the percentage derived by dividing the number of outstanding Units owned by such Member by the total number of issued and outstanding Units from time to time.

2.31       “Person” means any natural person or entity and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

2.32       “Purchase Price” has the meaning given to such term in Section 9.4(a).

2.33       “Regulatory Allocations” has the meaning given to such term in Section 4.5.

2.34       “Substituted Member” means an Assignee who becomes a Member pursuant to Section 8.3.

2.35       “Tax Distributions” has the meaning given to such term in Section 4.4(a)(ii).

2.36       “Tax Liability” has the meaning given to such term in Section 4.4(a)(ii).

2.37       “Treasury Regulations” means the regulations of the United States Treasury Department pertaining to the Code, as amended, and all successor provisions thereto.

2.38       “Unit(s)” means a unit of measurement by which a Member’s right to vote (as applicable) and to participate in Net Income, Net Loss, Nonrecourse Deductions and Distributions shall be determined in accordance with the terms of this Agreement. “Units” may be designated as Class A Units or Class B Units. Except as otherwise provided in this Agreement or as otherwise required by applicable law, all Class A Units and Class B Units will be identical in all respects and will entitle the holders of such Units to the same rights and privileges, subject to the same qualifications, limitations and restrictions, except that, in the case of Class B Units, holders of Class B Units will not be entitled to vote on any matter except to the extent otherwise required under the Act. Notwithstanding any other provision of this Agreement, Class A Units or Class B Units may not be subdivided (by Unit split or distribution of Units), combined or reclassified unless the Units of the other class of Units are concurrently therewith proportionately subdivided (by Unit split or distribution of Units), combined or reclassified in a manner that maintains the same proportionate equity ownership (and same proportionate voting power, as applicable) among the holders of Class A Units and Class B Units on the record date for such subdivision (by Unit split or distribution of Units), combination or reclassification.

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2.39       “VV Energy Group” has the meaning given to such term in Section 1.2.

2.40       “VV Energy Group Royalty Agreement” has the meaning given to such term in Section 1.2.

3.       UNITS; CAPITAL

3.1       Units Generally.

(a)                Authorized Units. The total number of Units that the Company currently is authorized to issue is 1,001,000 Units, of which, as of the effective date of this Agreement, 1,000 Units are designated Class A Units (“Class A Units”), and 1,000,000 Units are designated Class B Units (“Class B Units”). In each case pursuant to the consent of a Majority in Interest of Members Holding Class A Units, the Manager is authorized, from time to time, to increase the total number of Units that the Company is authorized to issue and to designate additional Classes of Units and series of Classes of Units. Subject to the preceding sentence, the rights of all Units are subject to the rights of any and all future Classes or series of Classes of Units, which from time to time may be authorized and issued in accordance with this Agreement and applicable law.

(b)                Issuance of Units. The authorized Class A Units have been issued and allocated as set forth in Exhibit A hereto. Class B Units may be issued by the Manager from time to time and set forth in Exhibit A hereto.

3.2       Capital Contributions.

(a)                 Initial Contributions.

(i)                 Contribution by VVMCI. Upon the execution of this Agreement by VVMCI, VVMCI contributes to the Company cash in the amount of One Thousand Dollars ($1,000) in exchange for the Company’s issuance of Class A Units to VVMCI in the amount set forth in Exhibit A hereto.

(ii)                Contribution by Other Members. Upon the execution or adoption of this Agreement by each other Member, such Member shall contribute to the Company such consideration or other property as the Manager may determine in exchange for the Company’s issuance of Class B Units to such Member in the amount set forth in Exhibit A hereto.

(b)       Subsequent Contributions. No Member will be required to contribute additional capital to the Company. No Member will be permitted to contribute additional capital or loan money to the Company without the approval of the Manager and on such terms as the Manager shall determine.

3.3       Interest. No Member will receive interest on its contribution to the capital of the Company.

3.4       Withdrawal and Return of Capital. Except as may be provided herein, no Member may withdraw any portion of the capital of the Company, and no Member will be entitled to the return of its contribution to the capital of the Company except upon dissolution of the Company in accordance with Section 13.3.

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3.5       Capital Accounts.

(a)                Member Capital Accounts. An individual Capital Account shall be maintained for each Member.

(b)                Capital Account of Assignee. Upon any sale or transfer of Units, the Capital Account of the transferor with respect to the Units transferred shall become the Capital Account of the Assignee or Substituted Member, as applicable, with respect to such Units, as such Capital Account existed at the effective date of the transfer of such Units.

(c)                 Deficit Capital Account. Except as otherwise required by the Act, no Member will have any liability to the Company, to any other Member or to the creditors of the Company on account of any deficit Capital Account balance.

4.       FINANCIAL

4.1       Accounting Method. The Company books shall be kept in accordance with the method of accounting as determined by the Manager.

4.2       Fiscal Year. The fiscal year of the Company shall end on December 31, unless the Manager determines that some other fiscal year would be more appropriate and obtains the consent, if required, of the Internal Revenue Service to use that other fiscal year.

4.3       Expenses of the Company. The Company shall pay to or reimburse the Members and the Manager for any and all expenses incurred by a Member or the Manager, as the case may be, on behalf of the Company, including the organizational expenses of the Company (including legal and filing fees), the operational expenses of the Company and all expenses incurred in connection with investigating, purchasing, operating and disposing of any Company property; provided, however, that a Member or the Manager shall not incur expenses on behalf of the Company or be reimbursed for expenses that are not related to the business of the Company and, in the case of a Member, shall only be reimbursed for expenses approved by the Manager in accordance with Section 5.

4.4       Net Income, Net Loss, Nonrecourse Deductions and Distributions.

(a)                 Distributions.

(i)       General. Other than Tax Distributions (as defined below in this Section 4.4(a)), Distributable Cash shall be distributed at such times as determined by the Manager and, when distributed, shall be distributed to the Members in accordance with the following order of priority:

(A)       Distributable Cash from Operations. Distributable Cash from Operations shall be distributed to the Members in accordance with their Percentage Interests.

(B)       Distributable Cash from Capital Events. Distributable Cash from Capital Events shall be distributed to the Members in proportion to their relative Capital Account balances after giving effect to Sections 4.4(b), 4.4(c), 4.4(e), 4.5 and 4.6.

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(ii)                Tax Distributions. Notwithstanding anything to the contrary in Section 4.4(a)(i), the Manager shall distribute Distributable Cash to each Member in an amount sufficient to pay the federal and state income tax on the taxable income allocated to such Member pursuant to this Agreement in order to provide cash to the Members to pay taxes on the taxable income so allocated and not yet distributed (“Tax Distributions”). Tax Distributions may be made at least annually so as to enable the Members to satisfy their annual federal and state tax payment obligations; provided, however, that Tax Distributions shall be made only to the extent that cumulative Distributions under Section 4.4(a)(i) are less than such Member’s Tax Liability (as defined below). Any amount distributed to a Member pursuant to this Section 4.4(a)(ii) shall be treated as an advance against other Distributions to which such Member is entitled and shall be credited against and subtracted from the other Distributions to which such Member is entitled, which subtraction shall be from the next Distribution to which such Member is entitled and, if any creditable amount remains thereafter, from the next immediate Distribution until fully credited. Any amount credited to a Distribution pursuant to the foregoing sentence shall be deemed distributed for purposes of the Distribution against which it is credited. The amount of any such Member’s “Tax Liability” shall be calculated (A) taking into account the character of the cumulative Company net taxable income allocated to such Member, (B) taking into account the deductibility (to the extent allowed) of state and local income taxes for United States federal income tax purposes and (C) deducting from such income or gain the amount of net cumulative tax loss previously allocated to such Member in prior fiscal years and not used in prior fiscal years to reduce taxable income. The calculation shall be made on the assumptions that (1) taxable income or tax loss from the Company is the only taxable income or tax loss of the Member (and the direct or indirect equity holders of such Member), and (2) except as provided in clause (A) of this definition, the Member is subject to tax at a rate equivalent to the maximum marginal combined federal and state income tax rate for an individual residing in the state of such Member’s primary residence.

(iii)              Withholding. The Company may be required under applicable state or federal law to withhold on amounts distributed or allocated to a Member. In that event, the Manager may, but is not required to, either (A) make equivalent distributions to the non-affected Members or (B) require that the affected Members immediately contribute the amount of withholding to the Company. Any amount withheld with respect to a Member pursuant to this Section 4.4(a)(iii) (and that is not immediately contributed to the Company by such Member) shall be treated as an advance against other Distributions to which such Member is entitled and shall be credited against and subtracted from the other Distributions to which such Member is entitled, which subtraction shall be from the next Distribution to which such Member is entitled and, if any creditable amount remains thereafter, from the next immediate distribution until fully credited. Any amount credited to a Distribution pursuant to the foregoing sentence shall be deemed distributed for purposes of the Distribution against which it is credited.

(iv)              Distributions in Kind. No right is given to any Member to demand or receive property or cash other than as provided in this Agreement. The Manager may determine to make a Distribution in kind of Company property to the Members, and such property shall be distributed such that the fair market value thereof, as determined by the Manager, is distributed in accordance with Section 4.4(a)(i).

(b)                Allocations of Net Income, Net Loss and Nonrecourse Deductions Attributable to Operations. Subject to Sections 4.4(e), 4.5 and 4.6, Net Income, Net Loss and Nonrecourse Deductions Attributable to Operations shall be allocated among the Members in accordance with their Percentage Interests.

(c)                Other Net Income, Net Loss and Nonrecourse Deductions. Subject to Sections 4.4(e), 4.5 and 4.6, Net Income, Net Loss and Nonrecourse Deductions that are not Net Income, Net Loss and Nonrecourse Deductions Attributable to Operations, as determined by the Manager in its discretion, shall be allocated among the Members as follows:

(i)                Net Income. Net Income that is not attributable to operations shall be allocated among the Members in such a manner that the sum of (A) the Capital Account of each Member, (B) each Member’s share of Company Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (C) each Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be in proportion to their respective Percentage Interests.

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(ii)                Net Loss and Nonrecourse Deductions. Subject to Section 4.6, Net Loss and Nonrecourse Deductions that are not attributable to operations shall be allocated among the Members in proportion to their relative Capital Account balances.

(d)                Tax Allocations. Except for the allocations contained in Section 4.4(e)(i), all income, gains, losses, deductions and credits of the Company shall be allocated for federal, state and local income tax purposes in accordance with the allocations of Net Income and Net Loss.

(e)                 Special Allocations. The following special allocations shall be made:

(i)                  Code Section 704 Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of the variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

In the event that the Gross Asset Value of any Company asset is adjusted due to a revaluation of Company assets under Treasury Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

Notwithstanding anything to the contrary herein, the Manager may allocate income, gains, losses, deductions and credits of the Company pursuant to this Section 4(e)(i) to one or more Members in the event of a redemption of all or any portion of a Member’s interest, in such manner as the Manager deems necessary to equitably account for such items.

All elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.4(e)(i) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items or distributions pursuant to any provision of this Agreement.

(ii)                Recapture. In the event that the Company has taxable income that is characterized as ordinary income under the recapture provisions of the Code, each Member’s distributive share of taxable gain or loss from the sale of Company assets (to the extent possible) shall include a proportionate share of this recapture income equal to such Member’s prior share of prior cumulative depreciation deductions with respect to the assets that gave rise to the recapture income.

(iii)              Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, in the event that there is a net decrease in the Company Minimum Gain during any taxable year, each Member shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in such Company Minimum Gain during such year in accordance with Section 1.704-2(g) of the Treasury Regulations. This Section 4.4(e)(iii) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistent therewith.

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(iv)               Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, in the event that there is a net decrease in the minimum gain attributable to a Member Nonrecourse Debt during any taxable year, each Member with a share of such minimum gain shall be allocated income and gain for such year (and, if necessary, subsequent years) in accordance with Section 1.704-2(i) of the Treasury Regulations. This Section 4.4(e)(iv) is intended to comply with the chargeback requirement of Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistent therewith.

(v)                Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in such Member’s Capital Account, shall be allocated items of “book” income and gain in an amount and manner sufficient to eliminate or to reduce the deficit balance in such Member’s Capital Account so created or increased as quickly as possible in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and its requirements for a “qualified income offset.” The Members intend that the provision set forth in this Section 4.4(e)(v) will constitute a “qualified income offset” as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistent therewith.

(vi)               Member Nonrecourse Deductions. After the allocations of Net Loss and Nonrecourse Deductions, Member Nonrecourse Deductions shall be allocated among the Members as required in Section 1.704-2(i)(1) of the Treasury Regulations, in accordance with the manner in which the Member or Members bear the Economic Risk of Loss for the Member Nonrecourse Debt corresponding to the Member Nonrecourse Deductions, and, if more than one Member bears such Economic Risk of Loss for a Member Nonrecourse Debt, the corresponding Member Nonrecourse Deductions must be allocated among such Members in accordance with the ratios in which the Members share the Economic Risk of Loss for the Member Nonrecourse Debt.

(vii)             Code Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of such Member’s interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specifically allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)           Allocations Relating to Taxable Issuance of Company Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Company to a Member (the “issuance items”) shall be allocated among the Members so that, to the extent possible, the net amount of such issuance items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member of the issuance items had not be realized.

(f)                  Varying Interests. Where any Member’s interest, or portion thereof, is acquired or transferred during a taxable year or for any other purpose requiring the determination of Net Income, Net Loss or other items allocable to any period, the Manager may choose to implement the provisions of Section 706(d) of the Code in allocating among the varying interests.

(g)                Excess Nonrecourse Liabilities. Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to their Percentage Interests.

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(h)                Consent of Member. The Members are aware of the income tax consequences of the methods, hereinabove set forth, by which Net Income, Net Loss and Distributions are allocated and distributed and hereby agree to be bound by them in reporting them for income tax purposes. The Members hereby expressly consent to such provisions as an express condition of becoming a Member.

4.5       Curative Allocations. The allocations set forth in Sections 4.4(e)(iii), (iv), (v), (vi) and (vii) and the allocations of Nonrecourse Deductions in Section 4.4(b) (the “Regulatory Allocations”) are intendedto comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.5. Therefore, notwithstanding any other provision of this Section 4 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance that such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 4.4(b). In exercising its discretion under this Section 4.5, the Manager shall take into account future Regulatory Allocations under Sections 4.4(e)(iii) and (iv) that, although not yet made, are likely to offset Regulatory Allocations made under Section 4.4(b) and Section 4.4(e)(vi).

4.6       Loss Limitation. Net Loss and Nonrecourse Deductions allocated pursuant to Section 4.4(b) shall not exceed the maximum amount of Net Loss and Nonrecourse Deductions that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event that some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of allocations of Net Loss and Nonrecourse Deductions pursuant to Section 4.4(b), the limitations set forth in this Section 4.6 shall be applied on a Member by Member basis, and Net Loss and Nonrecourse Deductions not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss and Nonrecourse Deductions to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If Net Loss or Nonrecourse Deductions are allocated to a Member pursuant to this Section 4.6, then thereafter income of the Company shall first be allocated among the Members to offset in reverse order the allocations of Loss and Nonrecourse previously made pursuant to this Section 4.6.

4.7       Tax Elections. The Manager shall, without further consent of the Members being required (except as specifically required herein), have the authority to make any and all elections for federal, state and local tax purposes, including any election, if permitted by applicable law, to adjust the basis of Company property pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state or local law in connection with transfers of interests in the Company and Company distributions.

5.       MANAGEMENT

5.1       Management of the Company. Subject to the provisions of this Agreement relating to actions required to be approved by the Members, the Company’s business, property and affairs shall be managed and all powers of the Company shall be exercised by or under the direction of a single Manager (the “Manager”). The Manager shall be appointed or elected in accordance with Section 5.3. Except as otherwise set forth in this Agreement, the Manager shall have all authority, rights and powers conferred by law and those necessary or appropriate to carry out the purposes of the Company as set forth in Section 1.2. Unless otherwise expressly provided in this Agreement, action by the Manager shall not require the vote or written consent of any Member, including any Member holding Class A Units.

5.2       Agency Authority of Manager. The Manager shall have all authority, rights and powers as a Manager, to the maximum extent authorized and permitted by the Act, to conduct or engage in all matters of ordinary and customary business activity on behalf of the Company.

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5.3       Appointment or Election of Manager.

(a)                Number. The authorized number of Managers shall be one (1). The number of Managers shall not be changed or be subject to being changed at any time for any reason.

(b)                Tenure. Unless such Person resigns or is removed, the Manager shall hold office until a successor has been appointed or elected and qualified.

(c)                 Appointment or Election; Qualifications of Manager; Vote Required. The Manager shall be appointed or elected in accordance with this Section 5.3(c). The Manager shall be appointed or elected exclusively pursuant to the consent of a Majority in Interest of the Members Holding Class A Units. The Manager need not be a Member, an individual, a resident of the State of Delaware or a citizen of the United States. The initial Manager shall be VVMCI.

(d)                Resignation. The Manager may resign at any time by giving written notice of resignation to the Members. The resignation of a Manager who also is a Member, or associated with a Member, shall not affect such resigned Manager’s rights as a Member and shall not constitute a withdrawal of that Member.

(e)                 Removal. The Manager may be removed as such with or without cause only pursuant to the consent of a Majority in Interest of the Members Holding Class A Units. The removal of any Manager who also is a Member, or associated with a Member, shall not affect such removed Manager’s rights as a Member and shall not constitute a withdrawal of that Member.

(f)                 Vacancies. Any vacancy in the office of the Manager that occurs for any reason shall be filled by appointment pursuant to the consent of a Majority in Interest of the Members Holding Class A Units.

5.4       Responsibilities of the Manager. The Manager shall devote such time to administering the business of the Company as the Manager reasonably deems necessary to perform the Manager’s duties as such as set forth in this Agreement. Nothing in this Agreement shall preclude the employment by the Company of any agent or third party to provide services in respect of the business of the Company; provided, however, that the Manager shall continue to have ultimate responsibility for the Company’s business, property and affairs under this Agreement. The Manager shall cause to be filed such certificates or filings as may be required for the continuation and operation of the Company as a limited liability company in any state in which the Company elects to do business.

5.5       Meetings of the Manager; Action by Written Consent. Nothing in this Agreement is intended to require that meetings of the Manager be held, it being the intent of the Members that meetings of the Manager are not required. Any action required or permitted to be taken by the Manager may be taken by the Manager without a meeting, if the Manager approves such action in writing before such action. Such action by written consent shall have the same force and effect as a vote of the Manager at a meeting of the Manager.

5.6       Compensation of the Manager. The Manager shall not be entitled to compensation for services in its capacity as the Manager.

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5.7       Tax Matters Partner. If required by Section 6231(a)(7) of the Code, the Manager shall appoint a “Tax Matters Partner” in accordance with such Section, and in connection therewith and in addition to all the powers given thereunder, the Tax Matters Partner shall have all other powers needed to fully perform hereunder, including the power to retain all attorneys and accountants of such Tax Matters Partner’s choice. The initial Tax Matters Partner shall be VVMCI (i.e., the Manager). The designation made in this Section is hereby expressly consented to by each Member as an express condition to becoming a Member.

5.8       Appointment and Duties of Officers. In connection with the management of the operations and affairs of the Company, the Manager may appoint such officers of the Company as the Manager deems necessary, including a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and a Secretary. Each officer shall exercise such powers and perform such duties as are determined by the Manager, and, if not specifically set forth by the Manager, each officer shall have those duties and have such authority as is typically provided to an officer of a corporation holding the same position. The Manager shall have the discretion to set the terms of employment of each officer, including the term of office and the compensation paid to each officer. An officer need not be a Member of the Company.

6.       LIABILITY, RIGHTS, AUTHORITY AND VOTING OF MEMBERS

6.1       Liability of Members. Except as specifically provided in this Agreement or the Act, the Members shall not be liable for the debts, liabilities, contracts or other obligations of the Company except with respect to their Capital Contributions as indicated herein. Only the Company or the Manager (and no third party creditor, either in its own right or as a successor-in-interest of the Company, and including a trustee, receiver or other representative of the Company or a Member) shall be entitled to enforce the requirements to make Capital Contributions. The Members intend and agree that the obligation of the Members to make Capital Contributions constitutes an agreement to make financial accommodations to and for the benefit of the other Members and the Company.

6.2       Members are not Agents. Pursuant to Section 5, the management of the Company is vested in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company, nor can any Member in such capacity bind or execute any instrument on behalf of the Company, except as expressly provided in Section 5.

6.3       Voting. The voting rights of the Members shall be based on the following:

(a)                To the extent that holders of Units in the Company are provided with the right to vote hereunder or as required under the Act, such Units shall have the right to vote on a one (1) vote per Unit basis. Assignees who have not become Substituted Members shall not be entitled to vote, and all voting rights associated with the Units transferred to such Assignee shall remain with the transferring Member.

(b)                Notwithstanding Section 6.3(a), any action in which the Members are entitled to vote may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by those Members representing the requisite vote that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Each Member entitled to vote pursuant to this Agreement shall be notified of any action so taken within thirty (30) days of its approval if such action is material to the operation of the Company’s business, as determined by the Manager.

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6.4       Meetings of Members. The Manager shall have the discretion to call meetings of the Members; provided, however, that nothing in this Agreement will be interpreted to require that meetings of the Members be held, it being the intent of the Members that meetings of the Members are not required.

6.5       Limitation of Rights of Members. No Member will have the right or power to: (a) withdraw or reduce its Capital Contribution, except as a result of the dissolution of the Company or as otherwise provided in this Agreement or by law; (b) bring an action for partition against the Company; or (c) demand or receive property in any distribution other than cash. Except as otherwise provided in this Agreement, no Member will have priority over any other Member either as to the return of Capital Contributions or as to allocations of the Net Income, Net Loss or Distributions of the Company.

6.6       Return of Distributions. In accordance with the Act, a Member may, under certain circumstances, be required to return to the Company, for the benefit of the Company’s creditors, amounts previously distributed to such Member.

6.7       Resignation or Withdrawal of a Member. A Member shall not resign or withdraw as a Member without the consent of the other Member or Members.

7.       AMENDMENTS

This Agreement and the Certificate of Formation may not be amended without the approval of the Manager and the unanimous written consent of the Members holding Class A Units. By executing or adopting this Agreement, each Member hereby consents to the admission of additional Members and Substituted Members upon the consent of the Manager in compliance with this Agreement. Amendments to this Agreement for the admission of any Member or Substituted Member shall not, if in accordance with the terms of this Agreement, require the consent of any Member, including any Member holding Class A Units. The Manager shall have the right at any time and from time to time to modify and update Exhibit A hereto to reflect changes in the information set forth therein caused by events or transactions effected in accordance with this Agreement, and no such modification or update of Exhibit A hereto will require the consent or approval of any Member, including any Member holding Class A Units.

8.       TRANSFERS OF UNITS

8.1       Assignment of Units.

(a)                 Transferability. Except as otherwise expressly provided in this Agreement, each Member agrees that such Member shall not transfer, assign or in any way alienate any of such Member’s Units, or any right or interest therein, whether voluntarily or by operation of law, or whether during lifetime or upon death by will or otherwise, without the prior written consent of the Manager, the granting or denial of which shall be within the sole and absolute discretion of the Manager. Each Member agrees that such Member shall not hypothecate or otherwise create or suffer to exist any lien, claim or encumbrance on any of such Member’s Units at any time subject hereto, other than the encumbrance created by this Agreement. Any purported transfer of Units in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title to the purported transferee and shall give the Company and the non-transferring Members an option to purchase such Units in the manner and on the terms and conditions provided for herein.

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Any transferee of Units in compliance with this Section 8.1 and Section 8.2 shall merely be an Assignee possessing only an economic interest and shall not become a Substituted Member except upon compliance with Section 8.3. A Member assigning all or any portion of such Member’s Units to an Assignee shall not assign to, or obligate itself to act on behalf of or upon the direction of that Assignee with regard to, such Member’s right:

(i)                  to require any information from the Company or obtain accountings of the Company’s activities;

(ii)                to inspect the Company’s books and records; or

(iii)              to vote on any matter on which a Member is entitled to vote pursuant to either this Agreement or any applicable law.

(b)                 Permitted Transfers. Notwithstanding this Section 8.1, a Member that is an individual may transfer, for estate planning purposes, all or any portion of such Member’s Units to a trust for the sole benefit of such Member and/or such Member’s spouse or issue, without such transfer being subject to the Manager consent requirement set forth in Section 8.1(a) or the Right of First Refusal set forth in Section 8.2, provided that a transferring Member shall continue to have sole voting control of such transferred Units, that such transferred Units shall remain subject to all of the terms and conditions contained herein and that no further transfer of such Units shall be permitted unless such transfer complies with all of the terms and conditions of this Agreement. In the event of a transfer to a trust, all notices required by this Agreement shall be given to both the transferring Member and to the trustee or the successor trustee of such trust.

(c)                 Distributions, Allocations and Reports. An Assignee shall be entitled to receive Distributions from the Company attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to such Assignee; provided, however, that, anything herein to the contrary notwithstanding, the Company shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects and shall incur no liability for allocations of Net Income or Net Loss, Distributions or for the transmittal of reports and notices required to be given to Members hereunder that are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Company and recorded on its books, and the effective date of assignment has passed.

(d)                 Consent to Transfer Restrictions. Each Member acknowledges the reasonableness of the restrictions on transfer imposed by this Agreement in view of the purposes of the Company, its status as a limited liability company and the relationship of its Members. The transfer restrictions contained herein are expressly consented to by each Member as an express condition of becoming a Member.

8.2       Right of First Refusal.

(a)                 The Company’s Right of First Refusal. Except as otherwise provided herein, if a Member decides to sell or transfer all or any portion of such Member’s Units (“Offered Units”) pursuant to a bona fide offer, then such Member shall give written notice, setting forth in full the terms of such bona fide offer and the identity of the offeror(s), to the Company and the non-transferring Members (the “Notice”). As set forth in Section 8.1(a), the Offered Units may not be transferred unless the Manager consents to the proposed transfer. In the event that the Manager consents to the proposed transfer, for thirty (30) days following the receipt of the Notice by the Company and the non-transferring Members, the Company shall have the right to purchase the Offered Units for the consideration and according to the terms of payment stated in the Notice. The Company’s right accorded hereunder shall be exercised only upon the consent of the Manager. Such right shall be exercised by delivering to the transferring Member a written election to purchase the Offered Units and may not be exercised as to less than all of the Offered Units proposed to be transferred, unless the non-transferring Members exercise such non-transferring Members’ right (as provided below) to purchase any of the Offered Units not purchased by the Company so that, between the Company and such non-transferring Members, all of the Offered Units are purchased.

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(b)                 Members’ Right of First Refusal. If such right is not exercised by the Company as to all of the Offered Units proposed to be transferred within the thirty (30) day period prescribed above, then notice of the contemplated transfer shall be given forthwith by registered or certified mail to the non-transferring Members, who shall have the right to purchase Offered Units not to be purchased by the Company (the “Remaining Offered Units”) for the consideration and according to the terms of payment on which the Company was entitled to purchase such Offered Units under the foregoing provisions. Within fifteen (15) days after the mailing of such notice, if the non-transferring Members desire to acquire all or any portion of the Remaining Offered Units, then such Members shall deliver to the Secretary (or to the Company in the event that there is no Secretary) a written election to purchase such Remaining Offered Units or a specified number thereof. Subject to the foregoing, each non-transferring Member shall have the right to elect to purchase all or any portion of such non-transferring Member’s pro rata share of the Remaining Offered Units (with any reallotment as provided below in this Agreement). Each such non-transferring Member’s pro rata share of the Remaining Offered Units shall be a fraction of the Remaining Offered Units, of which the number of Units owned by such non-transferring Member on the date of the Notice shall be the numerator, and the total number of Units owned by all of the non-transferring Members on the date of the Notice shall be the denominator. Each non-transferring Member shall have a right of reallotment such that, if any other non-transferring Member fails to exercise the right to purchase such non-transferring Member’s full pro rata share of the Remaining Offered Units, then the participating non-transferring Members may exercise an additional right to purchase, on a pro rata basis, the Remaining Offered Units not previously purchased.

(c)                 Consideration Other Than Cash. If the Company and/or the non-transferring Members elect to purchase all of the Offered Units mentioned in the Notice, then the Company and the non-transferring Members shall have the right to purchase the Offered Units for cash consideration, whether or not part or all of the consideration specified in such Notice is other than cash. If part or all of the consideration to be paid for the Offered Units as stated in the Notice is other than cash, then the price stated in such Notice shall be deemed to be the sum of the cash consideration, if any, specified in such Notice plus the fair market value of the non-cash consideration. If the parties are unable to agree upon the fair market value of the non-cash consideration, then the fair market value shall be determined in the manner set forth in Section 9.4(b), which determination shall be conclusive and binding on all of the parties.

(d)                 Closing. If the Company and/or the non-transferring Members have contracted to purchase all of the Offered Units, then the closing of the purchase and sale shall occur at the offices of the Company at 10:00 a.m. on the thirtieth (30th) day following the giving by the Company to the transferring Member of notice of either (i) its election to purchase all of the Offered Units pursuant to Section 8.2(a) or (ii) the final allocation of such Units pursuant to Section 8.2(b), as the case may be, or at such other time and place as may be mutually agreed to in writing by the Company and/or the purchasing Members and the transferring Member (the “Closing”). At the Closing, the transferring Member shall deliver to the Company and/or the purchasing Members, as the case may be, a certificate or certificates (if applicable) representing the transferring Member’s Units duly endorsed for transfer, and the Company and/or the purchasing Members, as the case may be, shall deliver to the transferring Member cash (or a certified or cashier’s check) for the amount of the cash consideration and any other consideration to be paid by the Company and/or the purchasing Members for the Units that they have contracted to purchase. The transferring Member and the Company and/or the purchasing Members, as the case may be, shall each execute and deliver such other documents as may reasonably be requested by any of the parties mentioned above in connection with the transactions contemplated in this Agreement.

(e)                 Failure to Exercise Right of First Refusal. In the event that the Company and/or the purchasing Members fail to tender the required consideration at the Closing, or the Company and such Members do not elect to purchase all of the Offered Units set forth in the Notice within the time periods specified above, then all of the Offered Units may be transferred by the transferring Member at any time within ninety (90) days from the date of receipt of the Notice by the Company to the person and for the consideration and on the terms and conditions specified in the Notice, provided that such transferee executes a counterpart of this Agreement concurrently with the purchase of such Units. Any transfer of the Offered Units after the end of the ninety (90) day period or any change in the terms of the sale from the terms set forth in the original Notice shall require a new notice of intent to transfer delivered to the Company and shall give rise anew to the rights provided in the preceding paragraphs.

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8.3       Substituted Members.

(a)                 Conditions of Substitution. An Assignee may have the right to become a Substituted Member in place of such Assignee’s assignor only if all of the following conditions are first satisfied:

(i)                  Written Assignment. A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the number of Units in the Company being assigned, and which instrument sets forth the intention of the assignor that the Assignee succeed to the assignor’s Units as a Substituted Member in such assignor’s place;

(ii)                Instruments of Substitution. The Assignee shall have executed and acknowledged such other instruments as may be necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement; and

(iii)               Consent of Manager. The written consent to such substitution shall have been obtained from the Manager, the granting or denial of which shall be within the sole and absolute discretion of the Manager.

9.       OPTION TO PURCHASE UNITS UPON SPECIFIED EVENTS

9.1       Option to Purchase. Upon the occurrence of any of the following events (each referred to hereinafter as an “Option Event”) affecting a Member (the “Affected Member”), the Company and then the other Members shall have the option to purchase the number of Units of the Affected Member as described in Section 9.2, for the price and on the terms set forth in Sections 9.3 and 9.4; provided, however, that no Option Event shall be deemed to occur (and this Section 9 shall not apply) if the Manager consents to any assignment or transfer (or potential assignment or transfer) resulting from an event described below (which consent may not be unreasonably withheld) as if such assignment or transfer were made by the Affected Member pursuant to Section 8.1:

(a)                 The maintenance of any proceeding initiated by or against a Member under any bankruptcy or debtors’ relief law of the United States or of any other jurisdiction, which proceeding is not terminated within ninety (90) days after its commencement;

(b)                 A general assignment for the benefit of the creditors of a Member;

(c)                 A levy upon the Units of a Member pursuant to a writ of execution or subject to the authority of any governmental entity, which levy is not removed within thirty (30) days, and only to the extent of the Units subject to such levy;

(d)                The entry of a Final Judgment of Dissolution of Marriage of a Member if in connection with such dissolution the spouse of such Member is awarded Units or any interest therein as a result of a property settlement agreement or otherwise, but in such event such option to purchase shall extend only to such spouse’s Units or interest therein. In such event, the Units of such spouse or such spouse’s interest therein shall be deemed to be the “Units of the Affected Member” for the purposes of this Agreement;

(e)                 With respect to Units transferred by a Member pursuant to Section 8.1(b), the loss of sole voting control over such Units by the transferring Member or such Units becoming no longer subject to such trust, unless such Units are returned to the original transferor thereof. In such event, the Units so transferred shall be deemed to be the “Units of the Affected Member” for the purposes of this Agreement;

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(f)                  The death of a Member (the “Deceased Member”) or upon the death of any spouse of a Member who has acquired any interest in such Member’s Units subject to such spouse’s disposition by will or otherwise at such spouse’s death if such spouse’s death occurs before such Member’s death (the “Deceased Spouse”); provided, however, that the prior death of a spouse of a Member shall not give rise to an option to purchase such Deceased Spouse’s interest in a Member’s Units by the Company or the other Members if, as a result of such spouse’s death, such spouse’s Units or interest therein pass or will pass by will or otherwise to the Member outright or to a trust pursuant to which the Member has sole voting control of such Units; provided further that, at such time that the Member ceases to have sole voting control over Units or over any interest therein transferred to trust or the Units or interest therein are distributed free of trust to other than such Member, the cessation of such voting control or distribution free of trust shall give rise at such time to an option to purchase such Units or interest therein as though the Deceased Spouse had then died without leaving the Deceased Spouse’s Units to the Member or to a trust over which such Member has sole voting control of such Units or interest therein. In the event of the prior death of a spouse of a Member, such spouse and the interest of such spouse in Units of the Member shall be deemed to be the “Affected Member” and the “Units of the Affected Member,” respectively, for the purposes of this Agreement. Notwithstanding anything to the contrary hereinabove, if the Deceased Spouse of a Member leaves such Deceased Spouse’s interest in such Member’s Units in a manner that would otherwise give rise to an option to purchase such interest by the Company and/or the remaining Members, then such Member shall have the first option to purchase any such interest of his or her Deceased Spouse for the price and on the terms specified in Sections 9.4 and 9.5.

9.2       Exercise of Option. The Affected Member or the Affected Member’s legal representative shall give written notice to the Company and the non-transferring Members immediately upon the occurrence of an Option Event and in no event more than ten (10) days after the occurrence of such Option Event or the appointment of a legal representative for such Affected Member, whichever occurs last. Upon receipt of written notice of the occurrence of an Option Event and for a period of thirty (30) days thereafter, the Company shall have the first option to purchase all or any portion of the Units of the Affected Member subject to repurchase pursuant to Section 9.1, provided that, in the event of the dissolution of the marriage of a Member, or on the occurrence of an Option Event within the meaning of Section 9.1(e) or (f), the divorced, transferring or widowed Member, as the case may be, shall have during the first fifteen (15) days of such thirty (30) day period a concurrent but priority right to purchase the Units or interest therein that have been awarded to such Member’s spouse as a result of the dissolution of such Member’s marriage or with respect to which such Member was the transferring Member under Section 8.1(b), or which are not distributed to such Member outright or to a trust over which such Member has sole voting control. In the event that the Company and, in any situation where a divorced, transferring or widowed Member has a concurrent but priority option to purchase, such Member does not elect to purchase all of the Units within such thirty (30) day period, the Company shall forthwith notify the non-transferring Members of the election not to purchase all or a portion of the Affected Member’s Units, and such non-transferring Members shall then have the option for a period of fifteen (15) days from the receipt of such notice to purchase the Units of the Affected Member not purchased by the Company and/or the divorced, transferring or widowed Member (the “Remaining Units of the Affected Member”). Within fifteen (15) days after the receipt of such notice, if the non-transferring Members desire to acquire all or any portion of the Remaining Units of the Affected Member (the “Purchasing Members”), then the Purchasing Members shall deliver to the Secretary (or to the Company in the event that there is no Secretary) a written election to purchase such Remaining Units of the Affected Member or a specified number thereof. Except upon the occurrence of the death of a Deceased Member or Deceased Spouse, as hereinabove defined, the option set forth in this Section 9 may not be exercised unless the Company and/or the Purchasing Members purchase all of the Units of the Affected Member. Subject to the foregoing, each non-transferring Member shall have the right to elect to purchase all or any portion of such non-transferring Member’s pro rata share of the Remaining Units of the Affected Member (with any reallotment as provided below in this Agreement). Each such non-transferring Member’s pro rata share of the Remaining Units of the Affected Member shall be a fraction of the Remaining Units of the Affected Member, of which the number of Units owned by such non-transferring Member on the date of the Option Event shall be the numerator, and the total number of Units owned by all of the non-transferring Members on the date of the Option Event shall be the denominator. Each non-transferring Member shall have a right of reallotment such that, if any other non-transferring Member fails to exercise the right to purchase such non-transferring Member’s full pro rata share of the Remaining Units of the Affected Member, then the participating non-transferring Members may exercise an additional right to purchase, on a pro rata basis, the Remaining Units of the Affected Member not previously purchased.

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9.3       Notice of Exercise of Option. If the Company and/or the non-transferring Members elect to purchase all of the Units of the Affected Member, then the Company shall give notice of such election, setting forth the number of such Units to be purchased by each party, by giving written notice of such election to the Affected Member and, if applicable, the Affected Member’s receiver or trustee in bankruptcy, the creditor who secured a levy upon the Affected Member’s assets and the Affected Member’s legal representative, spouse or other transferee, as the case may be. Such notice shall be given within thirty (30) days after the Company’s receipt of notice of the Option Event giving rise to the option to purchase in the event that the Company elects to purchase all of the Affected Member’s Units, or within fifteen (15) days after the non-transferring Members have received notice of the Company’s election not to purchase all of such Units in the event that all or a portion of such Units are to be purchased by the non-transferring Members.

9.4       Purchase Price for Units.

(a)                Purchase Price. The purchase price to be paid by the Company and/or the Purchasing Members upon the exercise of any option to purchase Units under Section 9.3 (the “Purchase Price”) shall be the fair market value of the Units.

(b)                Fair Market Value. The Affected Member or the legal representative of an Affected Member or Deceased Member or Deceased Spouse, as one party, and the Company, as another party, shall attempt to agree upon the fair market value of the Units. If such parties are unable to agree upon the fair market value of the Units within thirty (30) days following the notice of the exercise of the option pursuant to Section 9.3, then the value per Unit of the Units shall be determined by an independent appraiser experienced in appraising closely held businesses selected by the mutual agreement of such parties. If such parties are unable to agree upon a mutually acceptable appraiser within forty-five (45) days following the notice of exercise of the option pursuant to Section 9.3, then the fair market value shall be determined by the Company’s independent certified public accountant. In performing such valuation, the appraiser or accountant, as the case may be, shall consider such methods of valuation as are customary and appropriate in the discretion of such appraiser or accountant.

(c)                 Binding Effect. The value determined pursuant to this Section 9.4 shall be binding on the parties to this Agreement, their legal representatives and their successors in interest for purposes of purchases and sales made pursuant to Section 9.3.

9.5       Payment of Purchase Price.

(a)                 Form of Payment. The Company and/or the Purchasing Members shall execute and deliver a negotiable promissory note (the “Note(s)”) representing the purchase price of that portion of the Units of the Affected Member or Deceased Member or Deceased Spouse to be purchased by him, her or it no later than thirty (30) days following (i) the giving of notice pursuant to Section 9.3 containing the election of the Company and/or the Purchasing Members to purchase the Units of the Affected Member; (ii) the appointment of a legal representative for a Deceased Member or Deceased Spouse; or (iii) if applicable, receipt of the decision of the appraiser or independent certified public accountant as to the value of the Units of the Affected Member or Deceased Member or Deceased Spouse under Section 9.4, whichever is later.

(b)                 Terms of Note(s). The Note(s) shall be fully amortized over a period of not more than forty-eight (48) months and shall bear interest from the date of delivery at a rate equal to nine percent (9%) per annum or the maximum lawful rate, whichever is less. Anything herein to the contrary notwithstanding, in no event shall the interest rate exceed the maximum rate permitted by law. Principal and interest on the Note(s) shall be payable in equal quarterly installments commencing three (3) months after the Option Event date or ten (10) days after the date specified in Section 9.5(a) for delivery of the Note(s), whichever occurs later, and ending no later than forty-eight (48) months after the Option Event date, provided that the Note(s) shall be subject to prepayment, in whole or in part, without penalty, at any time after the calendar year of the sale of the Units of the Affected Member or Deceased Member or Deceased Spouse. All prepaid sums shall be applied against the installments thereafter falling due in inverse order of their maturity or against all the remaining installments equally, at the option of the payee. The Note(s) shall provide that, in any case of default, at the election of the holder the entire sum of principal and interest shall immediately be due and payable and that the maker shall pay reasonable attorneys’ fees to the holder in the event that suit is commenced because of default. Any promissory note executed by the Company and/or the Purchasing Members pursuant to this Section 9.5 shall be secured by a pledge of the Units so purchased. The pledgeholder shall be such person as the parties shall mutually agree upon, and the pledge agreement shall contain such other terms and provisions as may be customary and reasonable. As long as no default occurs in payment on the Note(s), the purchasers (other than the Company) shall be entitled to vote the Units (provided that the Units are Class A Units); however, Distributable Cash shall be paid to the holder of the Note(s) as a prepayment of principal. The Company and/or the Purchasing Members shall expressly waive demand, notice of default and notice of sale and shall consent to public or private sale of the Units in the event of default, in mass or in lots at the option of the pledgeholder, and the holder of the Note(s) shall have the right to purchase at the sale.

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9.6       Agreement to Transfer. Each Member agrees that, upon receipt of the Note(s) in connection with the purchase of such Member’s Units pursuant to Sections 9.3 and 9.5, such Member or such Member’s legal representative shall execute and deliver all documents that are required to transfer the Units to the Company and/or the Purchasing Members. If such Member or such Member’s legal representative refuses to do so, then the Company nevertheless shall enter the transfer on its Member records and hold such consideration available for the Member or such Member’s legal representative, and thereafter all voting rights of such Units shall be exercised by the designated transferees of such Units under this Agreement.

10.       ADMISSION OF NEW MEMBERS

New Members may be admitted from time to time by the Manager in its discretion.

11.       REFERENCE TO A MEMBER

Wherever the context requires, reference in this Agreement to a Member shall include an Assignee who does not become a Substituted Member wherever such reference relates solely to an economic interest in the Company.

12.       BOOKS AND RECORDS

12.1       Records. The Company shall keep at its principal office, or such other place as shall be designated by the Manager, the following documents:

(a)                 A current list of the full name and last known business, residence or mailing address of each Member and Assignee set forth in alphabetical order, together with the number of Units held by each Member or Assignee;

(b)                The full name and last known business, residence or mailing address of the Manager;

(c)                 A copy of the Certificate of Formation and all amendments thereto, and executed copies of all powers of attorney (if any) pursuant to which the Certificate of Formation or any amendment thereto was executed;

(d)                 Copies of the Company’s federal, state and local income tax returns for the six (6) most recent years;

(e)                 Copies of this Agreement and all amendments to this Agreement, together with all powers of attorney (if any) pursuant to which this Agreement or any amendment to this Agreement was executed;

(f)                  Copies of the financial statements of the Company (if any) for the six (6) most recent fiscal years; and

(g)                Books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four (4) years.

12.2       Inspection. Upon the request of a Member in writing and with the stated purpose of the request reasonably related to such Member’s interest as a Member of the Company, the Company shall promptly make available for inspection by the requesting Member the information required to be maintained by Section 12.1 to the extent reasonably related to the purpose of that inspection.

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12.3       Provision of Reports. Within ninety (90) days of the end of the fiscal year, the Company shall supply all other information necessary to enable each Member to prepare such Member’s federal and state income tax returns and such other information as such Member may reasonably request for the purpose of enabling such Member to comply with all reporting requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.

13.       DISSOLUTION AND TERMINATION OF THE COMPANY

13.1       Events Causing Dissolution. Notwithstanding any provision of the Act, the Company shall be dissolved and its affairs shall be wound up only upon the earliest to occur of the following events:

(a)                 The approval of the Manager and the unanimous consent of the Members; or

(b)                Entry of a decree of judicial dissolution under the Act.

13.2       Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 13.1, the Manager shall execute a certificate of cancellation in such form as shall be prescribed by the Delaware Secretary of State and file such certificate as required by the Act.

13.3       Distribution Upon Dissolution. Upon a dissolution event described in Section 13.1, the Manager shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining their fair value, or, if the assets cannot be sold, they shall be valued and distributed in kind, and shall apply and distribute the proceeds or assets in the following order:

(a)                 To the payment of creditors of the Company;

(b)                To the creation of reserves that the Manager deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Company;

(c)                 To the repayment of outstanding loans made by any Member to the Company;

and

(d)                 To the Members with positive Capital Accounts in accordance with the ratio of their Capital Account balances (which Capital Account balances are intended to reflect the priority to distributions in Section 4.4(a)(i)).

14.       INDEMNIFICATION

14.1       General. The Company, its receiver or its trustee shall indemnify, defend and save harmless the Manager, the Members and their successors (“Indemnitees”) from any liability, loss or damage incurred by any Indemnitee by reason of any act performed or omitted to be performed by any Indemnitee in connection with the business of the Company, including costs and attorneys’ fees and amounts expended in the settlement of claims of liability, loss or damage; provided that, if the liability, loss or claim arises out of any action or inaction of an Indemnitee: (a) such Indemnitee must have determined, in good faith, that such Indemnitee’s course of conduct was in the best interests of the Company; and (b) the action or inaction did not constitute fraud, deceit, breach of fiduciary duty, gross negligence, reckless or intentional misconduct, willful malfeasance or willful violation of a law by such Indemnitee; and provided further that the indemnification shall be recoverable only from the assets of the Company and not any assets of the Manager or the Members. The Company may, however, purchase and pay for insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any person engaging in a similar business, and name the Indemnitees as additional or primary insured parties.

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14.2       Advancement of Expenses. The Company shall advance all expenses incurred by an Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 14.1. The Indemnitee shall repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company.

15.       REPRESENTATION AND WARRANTIES OF MEMBERS. Each Member hereby represents, warrants and covenants to the Company that, as of the effective date hereof:

15.1       Investment Representation. Such Member has acquired or is acquiring such Member’s Units in good faith for such Member’s own personal account, for investment purposes only and not with a view to or for the distribution, resale, subdivision, fractionalization or disposition thereof, and such Member has no present intention of selling or otherwise distributing such Units. Such Member is or will be the sole party in interest in such Member’s Units and as such is or will be vested with all legal and equitable rights in such Units.

15.2       Sophistication of the Member. Such Member either has a pre-existing personal or business relationship with the Company or any of its Members or, by reason of such Member’s business or financial experience or the business or financial experience of such Member’s professional advisers, who are unaffiliated with and not compensated by the Company, directly or indirectly, has the capacity to protect such Member’s own interests in connection with this investment. Such Member is able to bear the economic risk of an investment in such Member’s Units and can afford to sustain a total loss on such investment. The nature and amount of such Member’s investment in such Units is consistent with such Member’s investment objectives, abilities and resources. Such Member is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.

15.3       No Public Market. Such Member understands that there is no public market for such Member’s Units and that there is no assurance that there will be such a market in the future. Such Member has been advised that such Member’s Units have not been registered under the Securities Act of 1933, as amended, and that such Units must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available, and such Member understands that the Company is under no obligation to register such Units or to comply with any exemption from such registration requirement. In addition, such Member understands that the transferability of such Member’s Units are and will be further restricted by this Agreement, which, among other things, requires that any sale or assignment of such Member’s Units will be subject to certain terms and conditions. Thus, such Member realizes that such Member cannot expect to be able to liquidate such Member’s investment in the Company readily, or at all, in the case of an emergency.

15.4       Speculative Investment. Such Member recognizes that an investment in the Company is speculative in nature and involves a high degree of risk, and such Member has carefully considered the risk factors involved. These factors include, without limitation, the fact that the business of the Company is in the formative stages and that the Company’s initial capitalization may be insufficient to satisfy the Company’s working capital requirements.

16.       SPECIAL POWER OF ATTORNEY

16.1       In General. Each Member hereby irrevocably makes, constitutes and appoints the Manager, with full power of substitution, the true and lawful representative and attorney in fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(a)                 One or more amendments to this Agreement that have been approved in accordance with Section 7; and

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(b)                The Certificate of Formation and any amendment thereof required because this Agreement is amended, including an amendment to effect any change in the membership of the Company.

16.2       Acknowledgment. Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member’s consent. If an amendment of the Certificate of Formation or this Agreement or any action by or with respect to the Company is taken by the Manager in the manner contemplated by this Agreement, then each Member hereby agrees that, notwithstanding any objection that such Member may assert with respect to such action, the Manager is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that the Manager will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (a) is and will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Manager have had notice of such death or incapacity, and (b) will survive the delivery of an assignment by a Member of the whole or any portion of such Member’s interest in the Company, except that where the assignee of such interest has been approved by the Manager for admission to the Company as a Substituted Member in accordance with Section 8.3(a)(iii), this power-of-attorney given by the assignor will survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution.

17.       MISCELLANEOUS

17.1       Counterparts. This Agreement may be executed in several counterparts, and such counterparts so executed shall constitute one agreement, binding on all of the Members, notwithstanding that all of the Members are not signatory to the original or the same counterpart.

17.2       Facsimile or Other Electronic Transmission. The confirmed facsimile or other electronic transmission (including email) by any party hereto of a signed copy of the signature page of this Agreement to each other party hereto or such party’s agent shall constitute the delivery of this Agreement.

17.3       Binding on Successors. This Agreement shall be binding on and shall inure to the benefit of the successors and permitted assigns of the Members.

17.4       Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is so held invalid, and the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

17.5       Notices. Unless otherwise specifically provided in this Agreement, all notices and demands required to be given hereunder shall be deemed to be duly given at the time of delivery if such notice or demand is personally delivered, or forty-eight (48) hours after mailing if such notice or demand is deposited with the United States Postal Service, postage prepaid, for mailing via certified mail, return receipt requested, to the Manager and to the Members at the address maintained by the Company for such person or at any other address that such person specifies in writing.

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17.6       Headings and Captions. The headings and captions appearing at the beginning of each Section of this Agreement are included herein for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

17.7       Interpretation. All references in this Agreement to “Sections” refer to the corresponding Sections of this Agreement unless otherwise expressly specified. All words used in this Agreement will be construed to be of such gender or number as the context requires. Unless otherwise expressly provided herein, the word “including” or “includes” wherever it appears in this Agreement does not limit the preceding words or terms and shall be interpreted to mean “including, without limitation” and “includes, without limitation” respectively, and the word “or” is used in this Agreement in the inclusive sense. All references in this Agreement to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules and amendments thereto.

17.8       Gender. Whenever required by the context, the masculine gender shall include the feminine and neuter genders, and vice versa.

17.9       Choice of Law. This Agreement shall be construed under the laws of the State of Delaware.

17.10       Entire Agreement. This Agreement contains the entire understanding among the Members and supersedes all prior written or oral agreements among them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Members relating to the subject matter of this Agreement that are not fully expressed herein.

17.11       Waiver. No waiver of any breach or default of this Agreement by any party hereto shall be considered to be a waiver of any other breach or default of this Agreement.

17.12       Further Assurances. Each party hereto agrees to perform all further acts and to execute and deliver all further documents that may be reasonably necessary to carry out the provisions of this Agreement.

17.13       Mediation. If any dispute arises (a) out of or relating to this Agreement or any alleged breach thereof or (b) with respect to any of the transactions or events contemplated by this Agreement (each, a “Dispute”), then the party desiring to resolve such Dispute shall deliver a written notice describing such Dispute with reasonable specificity to the other parties (the “Dispute Notice”). If any party delivers a Dispute Notice pursuant to this Section 17.13, then the parties involved in the Dispute shall meet at least twice within the fifteen (15) business day period commencing with the date of the Dispute Notice and in good faith shall attempt to resolve such Dispute. Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to Judicial Arbitration & Mediation Services, Inc. (“JAMS”) for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may seek equitable relief before the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action if the parties so desire. The provisions of this Section 17.13 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

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17.14       Confidentiality. Each of the Members acknowledges and agrees that the information, observations and data obtained by such Member or its Affiliates while such Member is a Member (including all information, observations and data obtained before the effective date of this Agreement concerning the business or affairs of the Company) (collectively, “Confidential Information”) is the exclusive property of the Company. Each Member shall treat and hold as confidential all of the Confidential Information and refrain from using any Confidential Information, unless and to the extent that the aforementioned matters: (a) become generally known to and available for use by the public other than as a result of such Member’s or such Member’s Affiliates’ acts or omissions or (b) are required to be disclosed by judicial process or law. Such Member and its Affiliates shall promptly deliver to the Company at any time the Company may request all lists, memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies of such items) relating to the Confidential Information or the business of the Company that such Member or its Affiliates may then possess or have under his, her or its control.

17.15       Attorneys’ Fees. In the event that a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including reasonable attorneys’ fees and expenses, incurred in ascertaining such party’s rights, in preparing to enforce or in enforcing such party’s rights under this Agreement, whether or not it was necessary for such party to institute suit.

17.16       Legal Counsel. The Company has selected Wilson & Oskam, LLP (“W&O”) as special legal counsel to the Company in connection with the formation and initial organization of the Company, the preparation of this Agreement and related matters. W&O also may be legal counsel to any Member, the Manager or any Affiliate of a Member or the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that W&O may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction (the “Rules”). Each Member acknowledges that W&O does not represent any Member in the absence of a clear and explicit written agreement to such effect between such Member and W&O and that, in the absence of any such agreement, W&O shall owe no duties directly to a Member. Notwithstanding any adversity that may develop, if any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Manager (or an Affiliate of the Manager) that W&O represents, on the other hand, then each Member agrees that W&O may represent either the Company or the Manager (or the Manager’s Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

EACH MEMBER FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT SUCH MEMBER HAS BEEN ADVISED TO CONSULT WITH SUCH MEMBER’S OWN SEPARATE AND INDEPENDENT LEGAL COUNSEL REGARDING THIS AGREEMENT AND HAS DONE SO TO THE EXTENT THAT SUCH MEMBER CONSIDERS NECESSARY OR HAS WAIVED SUCH MEMBER’S RIGHT TO DO SO.

W&O has no attorney-client relationship with any Member or any trustee or other legal representative of any Member, and no attorney-client relationship with any Member or any trustee or other legal representative of any Member shall exist or be deemed to exist as a result of W&O’s representation of the Company. W&O has not been engaged to protect or represent the interests of any Member vis-à-vis the Company or any Affiliate in connection with the preparation of this Agreement. The Members acknowledge that, as to their respective interests inter se, and as to their respective individual circumstances, they have been advised by W&O to seek independent legal counsel as to all matters related to the Company and this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

“Member”:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:	/s/ Matt Nicosia Matt Nicosia, President

“Manager”:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:	/s/ Matt Nicosia Matt Nicosia, President

Address:
252 Sunpac
Henderson, NV 89011

[SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

“Members”:

_________________________

Signature

_________________________

Print Name

Address:

_________________________

_________________________

[SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT]

CONSENT OF SPOUSE OF [NAME]

I, the undersigned, am the spouse of____________________ . I acknowledge that I have read the foregoing Limited Liability Company Agreement of VivaVentures UTS I, LLC (the “Agreement”) and that I know the contents of the Agreement. I am aware that by the Agreement’s provisions my spouse agrees, among other things, to the imposition of certain restrictions on the transfer of my spouse’s Units (the “Units”) in VivaVentures UTS I, LLC, a Delaware limited liability company, including my community property interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement and agree that I will bequeath any interest that I may have in the Units, including my community property interest therein (if any), or permit the Units to be purchased, in a manner consistent with the provisions of the Agreement. I direct that any residuary clause in my Will shall not be deemed to apply to my community property interest (if any) in the Units except to the extent consistent with the provisions of the Agreement. I further agree that, in the event of a dissolution of the marriage between my spouse and me, in connection with which I secure or am awarded all or any portion of the Units or any interest therein through property settlement agreement or otherwise, I shall receive and hold such Units or interest therein subject to all of the provisions and restrictions contained in the Agreement.

Date: _____________, 2015	____________________________
Signature

____________________________
Print Name

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EXHIBIT A

VIVAVENTURES UTS I, LLC

As of September 24, 2015

Member	Capital Contribution	Class A Units	Percentage
			Interest

VVMCI	$1,000 in cash	1,000	100%

Member	Capital Contribution	Class B Units	Percentage
Interest

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

		______ Class B Units	____%

Totals			100.0%